Exhibit 2.2

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Bill of Sale, Assignment and Assumption Agreement (the "Agreement") is made as of July 18, 2005 by and among Evoke Software Corporation, a Delaware corporation ("Seller"), and Similarity Vector Technologies (Sivtech) Limited, a company organized under the laws of Ireland (d/b/a Similarity Systems) ("SVT").

      1. Definitions. Unless specifically defined herein, capitalized terms used in this Bill of Sale shall have the meanings given to them in the Asset Purchase Agreement dated as of July 18, 2005 by and among SVT, Similarity Systems Inc., Conversion Services International, Inc. and Seller (the "Purchase Agreement").

      2. Sale of Assets. Seller, on behalf of itself and its Affiliates, for a valuable consideration, the receipt of which is hereby acknowledged, does hereby irrevocably sell, transfer, assign, grant, convey, and deliver to SVT effective as of the date of this Agreement the SVT Purchased Assets free and clear of all Liens except for those Liens consented to by SVT for the purpose of consummating the transactions contemplated by the Purchase Agreement but for which SVT shall be entitled to the full benefits of indemnification as provided for in the Purchase Agreement.

      3. Assumption. SVT does hereby assume and agree to pay when due, perform and discharge in accordance with all terms thereof all of the Contracts included in the Purchased Assets that are acquired by SVT pursuant to the Purchase Agreement.

      4. Miscellaneous.

            (a) The parties hereby agree that they will, from time to time, execute and deliver and have executed and delivered such further instruments of conveyance and transfer and take (or cause to be taken) all such further actions as may be reasonably required to implement and effectuate the sale of the SVT Purchased Assets to SVT pursuant to the Purchase Agreement and to aid and assist in the collection or reduction to possession by SVT of all the SVT Purchased Assets, and to facilitate the assumption and discharge of the Contracts included in the Purchased Assets that are acquired by SVT pursuant to the Purchase Agreement.

            (b)  SVT  acknowledges  that  the  Excluded  Assets  and  the  Buyer
Purchased Assets are excluded from the SVT Purchased Assets being conveyed hereby. Seller hereby acknowledges that SVT is not assuming any Assumed Liabilities nor any Excluded Liabilities.

            (c) The warranties, covenants and promises contained in the Purchase Agreement for the sale, purchase and assumption hereby consummated shall not merge in but shall survive this Agreement and become a part hereof and shall continue in full force and effect as though set forth herein at length.
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            (d) All the terms,  covenants and conditions  herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their legal representatives, successors and permitted assigns, respectively.

            (e) This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the domestic laws of the State of Delaware, without regard to the laws of such state as to choice or conflict of laws.

            (f) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                             [Signature Page Follow]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                              EVOKE SOFTWARE CORPORATION


                              By:   /s/ Scott Newman
                                    ------------------------------------

                              Name: Scott Newman
                                    ------------------------------------

                              Title: President and Chief Executive Officer
                                    ------------------------------------

                              SIMILARITY VECTOR TECHNOLOGIES
                              (SIVTECH) LIMITED


                              By:   /s/ Garry Moroney
                                    ------------------------------------

                              Name: Garry Moroney
                                    ------------------------------------

                              Title: Chief Executive Officer
                                    ------------------------------------


                        [SIGNATURE PAGE TO BILL OF SALE]